EXHIBIT 5.1

            [Letterhead of Meitar Liquornik Geva & Leshem Brandwein]

                                February 15, 2006

VocalTec Communications Ltd.
60 Medinat Ha Yehudim Street
Herzliya Pituach 46140, Israel

Gentlemen:

     We have acted as counsel to VocalTec Communications Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") covering 884,616 ordinary shares of the Company, par value NIS 0.13 per share ("Ordinary Shares"), authorized for issuance under the Company's Amended 2003 Master Stock Option Plan (the "Plan"; such Ordinary Shares referred to as the "Plan Shares").

     In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Registration Statement and the Company's amended and restated articles of association. We also have reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that the Plan Shares have been duly authorized and, if and when issued and sold as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

                                  Very truly yours,

                                  /s/ Meitar Liquornik Geva & Leshem Brandwein
                                  --------------------------------------------
                                  Meitar Liquornik Geva & Leshem Brandwein